Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 23 Registration Statement No. 33-50773 on Form N-1A of our report dated January 12, 2001 relating to the financial statements of Federated Total Return Bond Fund, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.




/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2001